UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2005

BRONCO DRILLING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51471	20-2902156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue, Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 242-4444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 27, 2005, Bronco Drilling Company, Inc., a Delaware corporation (“Bronco”), entered into an underwriting agreement (the “Underwriting Agreement”) with Johnson Rice & Company L.L.C., as representative of the several underwriters identified therein (the “Underwriters”). The Underwriting Agreement relates to the issuance and sale by Bronco of 3,500,000 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”). Bronco has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an aggregate of 525,000 additional shares at the offering price per Share. The Underwriters may exercise this option solely to cover overallotments, if any, made in connection with the offering. The price per Share to the Underwriters is $21.735, and the Underwriters will initially offer the Shares to the public at $23.00 per Share. The offering of the Shares was made under a registration statement on Form S-1 (File No. 333-128861) filed on October 6, 2005, as amended by Amendment No. 1 to the registration statement filed on October 20, 2005 and a registration statement on Form S-1 (File No. 333-129285) filed on October 28, 2005 pursuant to Rule 462(b) of the Securities Act of 1933, as amended (collectively, the “Registration Statement”), including a prospectus dated October 28, 2005 (the “Prospectus”). The Shares are expected to be delivered to the Underwriters on November 2, 2005.

The Underwriting Agreement provides that the Underwriters’ obligations to purchase the Shares depend on the satisfaction of the conditions contained in the Underwriting Agreement. The conditions contained in the Underwriting Agreement include the condition that the representations and warranties made by Bronco to the Underwriters are true, that there has been no material adverse change to Bronco’s condition or in the financial markets and that Bronco delivers to the Underwriters customary closing documents. The Underwriters are obligated to purchase all of the Shares (other than those covered by the option described above) if they purchase any of the Shares.

Bronco has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the federal securities laws, or to contribute to payments that may be required to be made in respect of these liabilities. In addition, in connection with Bronco’s initial public offering in August 2005, Bronco, Bronco Drilling Holdings, L.L.C. and all of Bronco’s officers and directors then serving agreed that, for a period of 180 days ending February 12, 2006, Bronco, Bronco Drilling Holdings, L.L.C. and such officers and directors would not, without the prior written consent of Johnson Rice & Company L.L.C., directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any share of the Common Stock or any securities convertible into or exercisable or exchangeable for the Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing or enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, except for the issuance by Bronco of any securities or options to purchase Common Stock under employee benefit plans existing as of the date of the initial public offering prospectus, the filing by Bronco of one or more registration statements on Form S-8 relating to the issuance and exercise of options to purchase Common Stock granted under the employee benefit plans of Bronco existing on the date of the initial public offering prospectus, the issuance by Bronco of securities in exchange for, or upon conversion of, Bronco’s outstanding securities described in the Prospectus, certain transfers in the case of officers and directors in the form of bona fide gifts, intra family transfers and transfers related to estate planning matters or the transfer by Bronco Drilling Holdings, L.L.C. to an affiliate, if such affiliate agrees in writing to be bound by the lockup restrictions contained in the Underwriting Agreement. In connection with this offering, Karl W. Benzer, who joined the Company as its Chief Operating Officer subsequent to its initial public offering, entered into a lock-up agreement on the same terms as the lock-up agreements described above. Notwithstanding the foregoing, if (1) during the last 17 days of such 180-day restricted period Bronco issues an earnings release or (2) prior to the expiration of such 180-day restricted period, Bronco announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release.

ITEM 7.01 REGULATION FD DISCLOSURE

On October 28, 2005, Bronco issued a press release announcing the pricing of the underwritten public offering of the Shares. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 28, 2005 announcing pricing of the underwritten public offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.

Date: October 31, 2005	By:	/s/ ZACHARY M. GRAVES
Zachary M. Graves Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 28, 2005 announcing pricing of the underwritten public offering